UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 10, 2014

EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its
charter)

INDIANA
(State of incorporation or organization)

0-23264
(Commission file number)

35‑1542018
(I.R.S. Employer
Identification No.)

ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. Completion of Acquisition or Disposition of Assets
On June 10, 2014, Emmis Communications Corporation (the "Company") completed the acquisition of substantially all of the assets, business, properties and rights of YMF Media New York LLC and YMF Media New York License LLC related to the operations of WBLS-FM, New York, New York (Facility ID 28203) and WLIB-AM, New York, New York (Facility ID 28204) (the "Acquired Business"). The Company filed a Current Report on Form 8-K on June 10, 2014, reporting that the Company closed on its acquisition of the Acquired Business.
This Form 8-K/A amends the Form 8-K the Company filed on June 10, 2014 to include the historical and pro forma financial information required under Item 9.01 with respect to the acquisition of the Acquired Business.

ITEM 9.01. Financial Statements and Exhibits
(a) Financial statements of businesses acquired.
The audited combined financial statements of the Acquired Business as of and for the years ended December 31, 2012 and 2013, including the independent auditor’s report of Grant Thornton LLP thereon.
The unaudited combined financial statements of the Acquired Business as of March 31, 2014 and for the three months ended March 31, 2013 and 2014.
(b) Pro Forma Financial Information.
Unaudited pro forma condensed consolidated financial information.
(c) Exhibits

Exhibit Number	Description
23.1	Consent of Grant Thornton LLP
99.1
Audited Combined Financial Statements of YMF Media New York as of December 31, 2013 and 2012 and for the period of October 23, 2012 through December 31, 2012 as well as the year ended December 31, 2013; Audited Combined Financial Statements of ICBC-NY, L.L.C. and Urban Radio I, LLC for the period January 1, 2012 through October 22, 2012; Unaudited Combined Financial Statements of YMF Media New York as of March 31, 2014 and for the three months ended March 31, 2013 and 2014

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: August 25, 2014
	By:	/s/ Ryan A. Hornaday
Ryan A. Hornaday, Senior Vice President - Finance and Treasurer

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